UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g)
OF THE SECURITIES EXCHANGE ACT OF 1934

Christopher & Banks Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	06-1195422 (I.R.S. Employer Identification No.)
2400 Xenium Lane North
Plymouth, Minnesota	55441
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Common Stock,
par value $.01	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:            (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1. Description of Registrant's Securities to be Registered.

This Registration Statement relates to the Common Stock of Christopher & Banks Corporation, a Delaware corporation (the "Company"). The descriptions of the Company's capital stock contained in the Company's Registration Statement on Form S-1 (Registration No. 33-45719) and incorporated by reference into the Company's Registration Statement on Form 8-A (File No. 0-19972) are hereby incorporated herein by reference and made a part of this application in its entirety.

Item 2. Exhibits.

Not applicable.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Christopher & Banks Corporation
Date: July 15, 2002
By:	/s/ ANDREW K. MOLLER Andrew K. Moller Chief Financial Officer